Exhibit A

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.001 per share, of FS KKR Capital Corp. is being filed, and all amendments thereto will be filed, on behalf of each of the persons and entities named below that is named as a reporting person in such filing in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: June 23, 2026
KKR ALTERNATIVE ASSETS L.P.

	Signature:	/s/ Christopher Lee
	Name/Title:	Christopher Lee, Secretary, KKR Alternative Assets Limited, its general partner

KKR ALTERNATIVE ASSETS LIMITED

	Signature:	/s/ Christopher Lee
	Name/Title:	Christopher Lee, Secretary

KKR GROUP ASSETS HOLDINGS II L.P.

	Signature:	/s/ Christopher Lee
	Name/Title:	Christopher Lee, Secretary, KKR Group Assets II GP LLC, its general partner

KKR GROUP ASSETS II GP LLC

	Signature:	/s/ Christopher Lee
	Name/Title:	Christopher Lee, Secretary

KKR GROUP PARTNERSHIP L.P.

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Secretary, KKR Group Holdings Corp., its general partner

KKR GROUP HOLDINGS CORP.

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Secretary

KKR GROUP CO. INC.

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Secretary

KKR & CO. INC.

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Secretary

KKR MANAGEMENT LLP

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Assistant Secretary

HENRY R. KRAVIS

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Attorney-in-fact

GEORGE R. ROBERTS

Signature:	/s/ Christopher Lee
Name/Title:	Christopher Lee, Attorney-in-fact